UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 7, 2019
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THE GOLDFIELD CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________________

Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (321) 724-1700
 ___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 7, 2019, the Benefits and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The Goldfield Corporation (“Goldfield” or the “Company”) approved, and the Board ratified, the actions set forth below with regard to compensation earned for 2018 performance and compensation eligible to be earned for 2019 performance by John H. Sottile, Chairman, President and Chief Executive Officer of Goldfield, Stephen R. Wherry, Senior Vice President, Treasurer and Chief Financial Officer of Goldfield, and Jason M. Spivey, President of Power Corporation of America, Goldfield’s electrical construction subsidiary (“PCA”).
Messrs. Sottile, Wherry and Spivey were executive officers named in the Summary Compensation Table of Goldfield’s 2018 Proxy Statement. Messrs. Sottile, Wherry and Spivey are expected to be named in the Summary Compensation Table of Goldfield’s 2019 Proxy Statement (collectively, the “NEOs”).
Annual Incentive Compensation Payments Earned in 2018.
On March 7, 2019, the Committee approved, and the Board ratified, the actions set forth below with regard to bonus awards to Messrs. Sottile, Wherry and Spivey for their performance in 2018.
Messrs. Sottile, Wherry and Spivey earned bonus awards pursuant to bonus opportunities granted to them under The Goldfield Corporation Amended and Restated Performance-Based Bonus Plan effective January 1, 2016 (the “2016 Plan”) in 2018. Messrs. Sottile, Wherry and Spivey were awarded and will be paid bonuses for 2018 of $700,000, $427,345.42 and $246,034.56, respectively.
The terms of Messrs. Sottile, Wherry and Spivey 2018 bonus opportunities, including the performance goals and the amounts payable under these opportunities, are described in the Company’s Current Report on Form 8-K, that was filed with the Securities and Exchange Commission on March 13, 2018, which description is incorporated herein by reference.
Annual Incentive Compensation Eligible to be Earned in 2019.
On March 7, 2019, the Committee approved, and the Board ratified, the actions in regards to bonus opportunities for Messrs. Sottile, Wherry and Spivey for 2019 in accordance with the provisions of the 2016 Plan. Mr. Sottile and Mr. Wherry will each have the opportunity to earn a bonus award up to a maximum of 200% of his base salary, based on a target income for 2019 of $11,164,798.
Mr. Spivey will have the opportunity to earn a bonus award, which will be calculated as 2% of the pre-tax earnings of PCA, subject to adjustment for certain specified items, and will not be dependent upon any other factors.
2019 Base Salary.
On March 7, 2019, the Committee recommended, and the Board approved, the following increases in the base salary for Messrs. Wherry and Spivey, effective January 1, 2019 and based on the Consumer Price Index increase since January 1, 2018. Mr. Wherry’s base salary increased from $300,000 to $305,730. Mr. Spivey’s base salary increased from $276,760 to $282,047.
Mr. Sottile’s base salary will remain unchanged for 2019, subject to any Consumer Price Index increase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2019

THE GOLDFIELD CORPORATION

By:	/s/ STEPHEN R. WHERRY
Stephen R. Wherry
Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Assistant Secretary

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